EXHIBIT 11.1

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
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

                                                 Three Months Ended                   Nine Months Ended
                                                    September 30                        September 30
                                           -----------------------------          -----------------------
                                               1996             1995                1996             1995
                                               ----             ----                ----             ----

Pimary:
Average shares outstanding                    9,528,700        9,379,664           9,484,482       9,363,622

Net effect of dilutive  stock options
based on the treasury  stock method using
the greater of quarter-end market price
or average market price                         396,096          276,078             409,532         170,962
                                            -----------       ----------        ------------     -----------

Totals                                        9,924,796        9,655,742           9,894,014       9,534,584
                                              =========       ==========        ============     ===========
Net Income                                   $1,261,429         $685,325          $3,032,390      $1,634,834
                                            ===========       ==========        ============     ===========
Per share amount                                   $.13             $.07                $.31            $.17
                                            ===========       ==========        ============     ===========


Fully diluted:
Average shares outstanding                    9,528,700        9,379,664           9,484,482       9,363,622

Net effect of dilutive  stock options
based on the treasury  stock method using
the greater of quarter-end market price
or average market price                         396,096          276,078             409,532         170,962
                                            -----------       ----------        ------------     -----------

Totals                                        9,924,796        9,655,742           9,894,014       9,534,584
                                            ===========       ==========        ============     ===========
Net Income                                   $1,261,429         $685,325          $3,032,390      $1,634,834
                                            ===========       ==========        ============     ===========
Per share amount                                   $.13             $.07                $.31            $.17
                                            ===========       ==========        ============     ===========

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